UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2020 (September 30, 2020) Date of Report (Date of earliest event reported)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices)

(360) 980-8524

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2020, CytoDyn Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), where the stockholders of the Company approved the CytoDyn Inc. Amended and Restated 2012 Equity Incentive Plan (the “Amended and Restated 2012 Plan”).

A detailed summary of the material terms of the Amended and Restated 2012 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 1, 2020 (the “Proxy Statement”), which such description is incorporated herein by reference.

The Amended and Restated 2012 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to the Company’s employees (and the employees of any subsidiary), non-employee directors, and outside consultants or advisers. The number of shares authorized for issuance under the Amended and Restated 2012 Plan will initially be 50,000,000 shares of Common Stock (the “Share Reserve”), and the Share Reserve will automatically increase on June 1 of each calendar year, for the period beginning on June 1, 2021 and ending on (and including) June 1, 2029 (each, an “Evergreen Date”) in an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on May 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). The Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

The descriptions of the Amended and Restated 2012 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2012 Plan, a copy of which is incorporated by reference to Appendix A to the Proxy Statement filed on September 1, 2020.

On June 15, 2020 and June 25, 2020, the Compensation Committee of the Board approved grants of non-qualified stock options and restricted stock unit grants to certain of the Company’s executives and directors, as described in the Proxy Statement, which grants were made under and conditional upon stockholder approval of the Amended and Restated 2012 Plan. This condition was satisfied upon approval of the stockholders of the Amended and Restated 2012 Plan at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 30, 2020, the Company held its Annual Meeting, at which certain proposals were submitted to a stockholder vote. A total of 453,911,844 shares were represented in person or by proxy at the Annual Meeting, out of 566,463,369 shares outstanding and entitled to vote as of the record date of August 14, 2020. The final results for each of the proposals submitted to stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 1, 2020.

Proposal No. 1 – Election of Directors. The stockholders elected five directors, each for a term that ends at the Company’s 2021 annual meeting of stockholders, by the votes set forth below:

Nominee	Shares voted For	Shares Withheld	Broker Non-Votes
Scott A Kelly, M.D.	249,808,087	44,672,242	159,431,515
Nader Z. Pourhassan, Ph.D	241,061,901	53,418,428	159,431,515
Alan P. Timmins	253,501,070	40,979,259	159,431,515
Jordon G. Naydenov	249,264,607	45,215,722	159,431,515
Samir R. Patel, M.D.	253,870,024	40,610,305	159,431,515

Proposal No. 2 – Approval of the CytoDyn Inc. Amended and Restated 2012 Equity Incentive Plan. The stockholders approved the Amended and Restated 2012 Equity Plan by the votes set forth below:

Shares voted For	Shares voted Against	Abstentions	Broker Non-Votes
165,124,927	118,832,839	10,522,563	159,431,515

Proposal No. 3 – Ratification of the selection of Warren Averett, LLC. The stockholders ratified the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2021 by the votes set forth below:

Shares voted For	Shares voted Against	Abstentions
403,709,114	39,270,146	10,932,584

Proposal No. 4 – Advisory vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement under the caption “Executive Compensation” by the votes set forth below:

Shares voted For	Shares voted Against	Abstentions	Broker Non-Votes
160,921,770	118,824,220	14,734,339	159,431,515

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTODYN INC.

Dated: October 1, 2020	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer